Exhibit 99.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is entered into by and between Paul S. Pressler (“Executive”) and The Gap Inc., a Delaware Corporation (the “Company”).

The Company and Executive entered into an Employment Agreement on September 25, 2002 (“Agreement”). Executive and the Company hereby agree to amend section 8(a)(1) of the Agreement to strike the language in that section in the Agreement, and replace it with the following:

(1)	Executive’s Base Compensation in effect on the date of the Termination Decision. To comply with Section 409A of the Internal Revenue Code, Base Compensation that Executive otherwise would have received during the first six months of the Continuation Period (“Waiting Period”) shall be paid in a lump sum after the Waiting Period, as long as all the conditions of sections 8, 10 and 11 are met. Therefore, if Executive accepts other employment or compensation as described in sections 8(d) and (e), or violates the terms of Sections 10 or 11, prior to the end of the Waiting Period, Executive will receive a prorated lump sum of Executive’s Base Compensation after the Waiting Period;

EXECUTIVE

/s/ PAUL S. PRESSLER

Paul S. Pressler

The GAP, INC.

/s/ ROBERT FISHER		1/22/07

By:	Robert Fisher
Chairman of the Board